Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES BREAK-EVEN RESULTS ON A CONSOLIDATED BASIS FOR THE THIRD QUARTER 2010

JERSEY CITY, New Jersey (October 20, 2010) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today reported consolidated earnings of $203,000, or $0.00 per diluted share, for the third quarter of 2010, which included a pre-tax restructuring charge for severance and related costs of $16.7 million, equivalent to a loss of $0.11 per diluted share.

For the third quarter of 2009, the company reported consolidated earnings of $29.2 million, or $0.31 per diluted share. The company reported earnings from continuing operations of $30.5 million, or $0.32 per diluted share, and a loss from discontinued operations, net of tax, of $1.3 million, or $0.01 loss per diluted share, for the third quarter of 2009.

Revenues from continuing operations for the third quarter of 2010 were $239.5 million, compared to $299.9 million from continuing operations for the third quarter of 2009.

“In the third quarter of 2010, Knight’s results were impacted by poor market conditions,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “While consolidated revenues year-to-date were strong, pre-tax earnings during the quarter declined in comparison to the same period a year ago. In response to the challenging environment, we conducted a strategic review across the firm and recorded a restructuring charge for severance and related costs in connection with changes to rationalize our cost structure. In addition, Knight completed the acquisition of Urban Financial Group on July 1, 2010.”

“Continuing operations” includes the company’s Equities, FICC and Corporate operating segments. Equities includes all global equities market-making and institutional sales and trading, such as Knight Direct and Knight Link. FICC includes all global trade execution services in fixed income, foreign exchange and commodities, such as fixed income sales, trading and research, Knight BondPoint and Hotspot FX. Corporate includes strategic investments primarily in financial services-related ventures, corporate overhead expenses and all other expenses that are not attributable to the Equities and FICC segments. “Discontinued operations” primarily comprises the company’s former Asset Management segment, which closed the sale of substantially all of its assets and was replaced as the investment adviser for the Deephaven funds on March 31, 2009.

	Q3 2010	Q3 2009

Revenues ($ thousands)	239,509	299,930
Income from continuing operations, net of tax ($ thousands)	68	30,479
Income (loss) from discontinued operations, net of tax ($ thousands)	135	(1,253)
Net income ($ thousands)	203	29,226
Diluted EPS from continuing operations ($)	0.00	0.32
Diluted EPS from discontinued operations ($)	0.00	(0.01)
Average daily U.S. equity dollar value traded ($ billions)	23.6	24.2
Average daily U.S. equity trades (thousands)	3,421.7	3,947.2
Nasdaq and Listed equity shares traded (billions)	60.2	89.9
OTC Bulletin Board and Pink Sheet shares traded (billions)	422.6	755.5
Average revenue capture per U.S. equity dollar value traded (bps)	0.9	1.2
Average daily Knight Direct equity shares (millions)	143.4	76.0
Average daily Hotspot FX notional dollar value traded ($ billions)	32.5	24.2

	YTD 2010	YTD 2009

Revenues ($ thousands)	890,022	859,151
Income from continuing operations, net of tax ($ thousands)	82,621	108,318
Loss from discontinued operations, net of tax ($ thousands)	(215)	(34,228)
Net income ($ thousands)	82,406	74,090
Diluted EPS from continuing operations ($)	0.88	1.16
Diluted EPS from discontinued operations ($)	0.00	(0.37)
Average daily U.S. equity dollar value traded ($ billions)	27.2	22.4
Average daily U.S. equity trades (thousands)	3,817.0	3,994.6
Nasdaq and Listed equity shares traded (billions)	214.9	269.3
OTC Bulletin Board and Pink Sheet shares traded (billions)	1,658.0	1,462.5
Average revenue capture per U.S. equity dollar value traded (bps)	1.1	1.4
Average daily Knight Direct equity shares (millions)	140.0	63.9
Average daily Hotspot FX notional dollar value traded ($ billions)	35.1	20.3

Equities

During the third quarter of 2010, the Equities segment generated total revenues of $176.2 million and pre-tax income of $25.5 million, which included a restructuring charge of $3.1 million. In the third quarter of 2009, Equities reported total revenues of $216.9 million and pre-tax income of $44.3 million. Equities had pre-tax margins of 14% in the third quarter of 2010, compared to pre-tax margins of 20% in the third quarter of 2009.

“In Equities, Knight reported respectable results in light of the performance of the overall U.S. equity market,” said Mr. Joyce. “Despite decreasing volumes and volatility as the quarter progressed, Knight maintained industry-leading market share of retail order flow as well as the number one rankings in shares traded across Listed, NASDAQ, Bulletin Boards and ETFs among securities firms. Contributions from algorithmic principal trading models and ETFs grew year-over-year. Knight’s execution management system Knight Direct recorded an increase in average daily share volume of 88.6 percent compared to the third quarter of 2009. In addition, Knight’s commission management team was ranked number one in client service in a survey of North American buy-side firms.”

FICC

During the third quarter of 2010, the FICC segment generated total revenues of $59.8 million and pre-tax loss of $12.8 million, which included a restructuring charge of $12.9 million. In the third quarter of 2009, FICC reported total revenues of $78.3 million and pre-tax income of $15.6 million.

“In FICC, Knight worked to address the shifting competitive environment in institutional fixed income,” said Mr. Joyce. “Nevertheless, the financial results were impacted by tightening spreads and declining trade volumes, particularly in the U.S. corporate bond market, as well as restructuring charges. We are satisfied with the results from the ABS/MBS, European credit and emerging markets teams. Further, Knight BondPoint increased average daily volumes compared to the third quarter of 2009. Finally, Hotspot FX continued to grow trade volumes in foreign exchange as average daily notional value traded increased 34.6 percent on a year-over-year basis.”

Corporate

In the third quarter of 2010, the Corporate segment reported a pre-tax loss of $12.6 million, which included a restructuring charge of $0.7 million, compared to a pre-tax loss of $10.2 million in the third quarter of 2009.

“During the third quarter of 2010, traditional seasonality was exacerbated by deep uncertainty over current economic conditions,” said Mr. Joyce. “Regardless, we continued to execute on the growth strategy. The Capital Markets team completed several equity and debt transactions and the self clearing initiative is ahead of schedule. In addition, we announced the acquisition of Astor Asset Management, which was subsequently completed on October 1, 2010.”

Headcount at September 30, 2010 was 1,297 full-time employees, as compared to 1,098 full-time employees at September 30, 2009. The net increase in headcount is primarily attributable to the acquisition of the Urban Financial Group on July 1, 2010.

As of September 30, 2010, the company had $480.9 million in cash and cash equivalents. The company had $1.3 billion in stockholders’ equity as of September 30, 2010, equivalent to a book value of $14.43 per diluted share. The company had a book value of $12.55 per diluted share as of September 30, 2009.

During the third quarter of 2010, the company repurchased 1,000,000 shares for approximately $12.8 million under the company’s $1.0 billion stock repurchase program. To date, the company has repurchased 70.7 million shares for $804.0 million. The company has approximately $196.0 million of availability to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its third quarter 2010 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, October 20, 2010. To access Knight’s earnings conference call, please dial 800-967-7141 for domestic callers or 719-457-2604 for international callers. When prompted, please enter passcode 4383956. A replay of the third quarter 2010 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, please enter passcode 4383956. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for September 2010 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including buy- and sell-side firms, and corporations. Knight is headquartered in Jersey City, N.J. with a growing global presence across the Americas, Europe, and the Asia Pacific region. For further information about Knight, please visit www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with changes in market structure, legislative or regulatory rule changes, the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired in the future, by the Company and risks related to the costs and expenses associated with the Company’s wind-down of the Deephaven business. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter-ended March 31, 2010, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

Revenues
Commissions and fees	$157,121	$177,025	$494,626	$503,532
Net trading revenue	79,847	119,595	392,775	354,459
Interest, net	92	(1,050)	853	(2,687)
Investment income and other, net	2,449	4,360	1,768	3,847

Total revenues	239,509	299,930	890,022	859,151

Expenses
Employee compensation and benefits	115,730	139,334	412,775	384,135
Execution and clearance fees	44,167	50,430	134,150	121,953
Communications and data processing	17,180	15,781	50,309	43,850
Depreciation and amortization	11,269	8,777	30,338	25,223
Interest	7,501	713	17,112	2,669
Occupancy and equipment rentals	6,630	5,930	19,332	17,180
Payments for order flow	6,598	17,737	28,712	57,813
Business development	4,451	4,058	14,991	13,497
Professional fees	3,976	3,410	12,762	9,410
Writedown of assets and lease loss accrual (benefit), net	—	—	1,032	(9,996)
Restructuring	16,731	—	16,731	—
Other	5,163	4,003	14,579	11,739

Total expenses	239,396	250,173	752,823	677,473

Income from continuing operations before income taxes	113	49,757	137,199	181,678
Income tax expense	45	19,278	54,578	73,360

Income from continuing operations, net of tax	68	30,479	82,621	108,318
Income (loss) from discontinued operations, net of tax	135	(1,253)	(215)	(34,228)

Net income	$203	$29,226	$82,406	$74,090

Basic earnings per share from continuing operations	$0.00	$0.34	$0.92	$1.22

Diluted earnings per share from continuing operations	$0.00	$0.32	$0.88	$1.16

Basic earnings per share from discontinued operations	$0.00	$(0.01)	$0.00	$(0.38)

Diluted earnings per share from discontinued operations	$0.00	$(0.01)	$0.00	$(0.37)

Basic earnings per share	$0.00	$0.33	$0.92	$0.83

Diluted earnings per share	$0.00	$0.31	$0.88	$0.79

Shares used in computation of basic earnings per share	90,405	89,278	89,809	88,919

Shares used in computation of diluted earnings per share	93,278	93,958	94,054	93,532

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30, 2010	December 31, 2009
	(In thousands)

ASSETS
Cash and cash equivalents	$480,871	$427,106
Financial instruments owned, at fair value	1,304,799	926,589
Collateralized agreements:
Securities borrowed	1,639,694	394,417
Receivable from brokers and dealers	527,614	500,143
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	114,176	98,696
Investments	86,456	118,619
Goodwill	317,650	265,530
Intangible assets, less accumulated amortization	91,497	93,332
Other assets	245,171	189,592

Total assets	$4,807,928	$3,014,024

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value	$1,147,980	$639,259
Collateralized financings:
Securities loaned	1,030,730	550,226
Financial instruments sold under agreements to repurchase	230,000	—
Other secured financings	41,872	—
Payable to brokers and dealers	404,581	155,148
Accrued compensation expense	161,312	205,282
Accrued expenses and other liabilities	136,662	109,987
Credit facility	—	140,000
Long-term debt	307,952	—

Total liabilities	3,461,089	1,799,902

Equity
Knight Capital Group, Inc. stockholders’ equity
Class A common stock	1,622	1,586
Additional paid-in capital	794,626	746,778
Retained earnings	1,308,230	1,229,112
Treasury stock, at cost	(758,057)	(763,974)
Accumulated other comprehensive loss	(204)	—

Total Knight Capital Group, Inc. stockholders’ equity	1,346,217	1,213,502
Noncontrolling interests	622	620

Total equity	1,346,839	1,214,122

Total liabilities and equity	$4,807,928	$3,014,024

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009
Equities
Revenues	$176.2	$216.9	$700.6	$659.0
Expenses (1)	150.7	172.6	507.2	488.4

Pre-tax earnings	25.5	44.3	193.3	170.6

FICC
Revenues	59.8	78.3	188.0	196.4
Expenses (1)	72.6	62.7	191.8	155.8

Pre-tax earnings	(12.8)	15.6	(3.8)	40.6

Corporate
Revenues	3.5	4.8	1.5	3.7
Expenses (1)	16.2	14.9	53.8	33.2

Pre-tax earnings	(12.6)	(10.2)	(52.3)	(29.5)

Consolidated
Revenues	239.5	299.9	890.0	859.2
Expenses (1)	239.4	250.2	752.8	677.5

Pre-tax earnings	$0.1	$49.8	$137.2	$181.7

*	Totals may not add due to rounding.
(1)	- Included in Expenses for the three and nine months ended September 30, 2010 is a Restructuring charge of $16.7 million which is comprised of $3.1 million for Equities, $12.9 million for FICC and $0.7 million for Corporate.